Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
MONOSOL RX, INC.

I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

FIRST. The name of the corporation is MonoSol Rx, Inc.

SECOND. The address of the corporation’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware. The name of the corporation’s registered agent at such address is The Corporation Trust Company.

THIRD. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH. The total number of shares of stock which the corporation shall have authority to issue is One Hundred Twenty Million (120,000,000), consisting of Twenty Million (20,000,000) shares of preferred stock, par value $.01 per share (hereinafter referred to as “Preferred Stock”) and One Hundred Million (100,000,000) shares of common stock, par value $.01 per share (hereinafter referred to as “Common Stock”).

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in one or more series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as “Preferred Stock Designation”), to establish from time to time the number of shares to be included in such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

•                  The designation of the series, which may be by distinguishing number, letter or title.

•                  The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

•                  The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any shall be cumulative or noncumulative.

•                  Dates at which dividends, if any, shall be payable.

•                  The redemption rights and price or prices, if any, for shares of the series.

•                  The terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series.

•                  The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation.

•                  Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

•                  Restrictions on the issuance of shares of the same series or of any other class or series.

•                  The voting rights, if any, of the holders of shares of the series.

The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Except as may otherwise be provided in this Certificate of Incorporation, as it may be amended from time to time, in a Preferred Stock Designation, or by applicable law, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

The corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, except as expressly provided by applicable law.

FIFTH. The holders of the Common Stock shall have no preemptive rights to subscribe for any shares of any class or series of stock of the corporation whether now or hereafter authorized.

SIXTH. Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders, unless the holders of a least 66-2/3% of the issued and outstanding stock of the corporation act by such a written consent. At any annual or special meeting of stockholders of the corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the bylaws of the corporation.

SEVENTH. The incorporator of the corporation is Keith J. Kendall, whose mailing address is c/o MonoSol Rx, Inc., 30 Technology Drive, Warren, New Jersey 07059.

EIGHTH. Unless and except to the extent that the bylaws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

NINTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to make, alter and repeal the bylaws of the corporation, subject to the power of the stockholders of the corporation to alter or repeal any bylaw whether adopted by them or otherwise.

TENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under §291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under §279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing ¾ in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ELEVENTH. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of such director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. In addition to the circumstances in which a director of the corporation is not personally liable as set forth in the preceding sentence, a director of the corporation shall not be liable to the fullest extent permitted by any amendment to the Delaware General Corporation Law hereafter enacted that further limits the liability of a director.

TWELFTH. The corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whom by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this article.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed on this 5th day of March, 2007.

/s/ Keith J. Kendall
Keith J. Kendall
Incorporator